Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Digital Realty Trust, Inc.
and
The Board of Directors of the General Partner
Digital Realty Trust, L.P.:
We consent to the incorporation by reference in the registration statements (No. 333-220577) on Form S-8 of Digital Realty Trust, Inc., (Nos. 333-220576 and 333-220887) on Form S-3 of Digital Realty Trust, Inc., and (no. 333-220576-01) on Form S-3 of Digital Realty Trust, L.P. of our reports dated February 28, 2018, with respect to:

(i)
The consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated income statements and statements of comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III, properties and accumulated depreciation;

(ii)	The effectiveness of Digital Realty Trust, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2017; and

(iii)
The consolidated balance sheets of Digital Realty Trust, L.P. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated income statements and statements of comprehensive income, capital, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III, properties and accumulated depreciation, which reports appear in the December 31, 2017 annual report on Form 10-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P.

Our report dated February 28, 2018, on the effectiveness of internal control over financial reporting as of December 31, 2017, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Digital Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2017, DuPont Fabros Technology, Inc. and subsidiaries’ internal control over financial reporting associated with total assets of $8.4 billion and total revenues of $178 million included in the consolidated financial statements of Digital Realty Trust, Inc. and subsidiaries as of and for the year ended December 31, 2017. Our audit of internal control over financial reporting of Digital Realty Trust, Inc. also excluded an evaluation of the internal control over financial reporting of DuPont Fabros Technology, Inc. and subsidiaries.
/s/ KPMG LLP
San Francisco, California
February 28, 2018